QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 10, 2002

Target Corporation (Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Nicollet Mall Minneapolis, Minnesota		55402

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(612) 370-6948

FORM 8-K

Item 5. Other Events

    On January 10, 2002, Target Corporation (the "Corporation") issued a News Release relating to its December sales results. The News Release is attached hereto as Exhibit 99. Comments regarding the Corporation's sales results are provided periodically throughout the year on a recorded telephone message. The message may be accessed by dialing (612) 370-6500. Forward-looking statements in this release or on such recorded telephone messages should be considered in conjunction with the cautionary statements in Exhibit (99)C to the Corporation's 2000 Form 10-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Dated: January 10, 2002	By	/s/ Stephen C. Kowalke Stephen C. Kowalke Vice President and Treasurer

QuickLinks

FORM 8-K
SIGNATURES